2017 Second Quarter Earnings Webcast July 26, 2017

Presenting Today 2 Bob Rowe, President & CEO Brian Bird, Vice President & CFO

3 Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-Q which we filed with the SEC on July 26, 2017 and our other public filings with the SEC.

• Net income for the second quarter was $21.8 million, or $0.44 per diluted share, as compared with net income of $35.6 million, or $0.73 per diluted share, for the same period in 2016. • This $13.8 million decrease in net income is primarily due to the recognition, in 2016, of $14.2 million of deferred revenue as a result of a MPSC final order in our tracker filings, lower retail electric volumes and higher operating expenses in 2017. • Non-GAAP adjusted earnings per share decreased $0.18 to $0.47 as compared with $0.65 for the same period in 2016. • The Board approved a quarterly stock dividend of $0.525 per share, payable September 29, 2017. • On July 20th the Montana Public Service Commission (MPSC) voted to modify the settlement agreement in our Montana natural gas rate case, resulting in an estimated overall annual increase in delivery services and production charges of approximately $5.1 million (as compared to $5.7 million included in the settlement). Due to the MPSC's modification of the settlement, any of the parties may elect to withdraw and request a new hearing. We will evaluate the impact of these modifications upon receipt of a final order, which we expect in August 2017. Recent Significant Activities 4

Summary Financial Results (Second Quarter) 5

6 Gross Margin (Second Quarter) (dollars in millions) Three Months Ended June 30, 2017 2016 Variance Electric $ 163.8 $ 176.2 $ (12.4) (7.0%) Natural Gas 36.1 35.2 0.9 2.6% Gross Margin $ 199.9 $ 211.4 $ (11.5) (5.4%) Decrease in gross margin due to the following factors: $ (14.2) 2016 Lost revenue adjustment mechanism (1.4) Electric retail volumes (0.8) MPSC 2016 disallowance (adjustment) (0.1) Natural gas production 1.3 Natural gas retail volumes 0.4 Electric transmission 0.4 Electric QF adjustment (0.7) Other $ (15.1) Change in Gross Margin Impacting Net Income $ 3.2 Property taxes recovered in trackers 0.4 Gas production gathering fees $ 3.6 Change in Gross Margin Offset Within Net Income $ (11.5) Decrease in Consolidated Gross Margin

Weather (Second Quarter) 7 Second quarter in our service territory is still primarily a heating season. Temperatures during the second quarter were warmer than normal but a little cooler than 2016. Montana cities included in the Electric Heating Degree Days calculation are Billings, Bozeman, Butte, Great Falls, Helena, Havre, Lewistown and Missoula. Montana cities included in Natural Gas Heating Degree Days calculation are Billings, Bozeman, Butte, Cut Bank, Great Falls, Helena, Havre, Kalispell, Lewistown and Missoula.

Operating Expenses (Second Quarter) 8 Increase in operating expenses due mainly to the following factors: $2.6 million Increase in OG&A $ 0.9 Labor $ 0.6 Bad debt expense $ 0.5 Maintenance costs $ 0.4 Non-employee directors deferred compensation $ 0.4 Natural gas production gathering expense $ (0.2) Other, including cost control measures $4.3 million increase in property and other taxes due primarily to plant additions and higher estimated property valuations in Montana. $1.6 million increase in depreciation and depletion expense primarily due to plant additions. (dollars in millions) Three Months Ended June 30, 2017 2016 Variance Operating, general & admin. $ 75.2 $ 72.6 $ 2.6 3.6% Property and other taxes 39.5 35.2 4.3 12.2% Depreciation and depletion 41.5 39.9 1.6 4.0% Operating Expenses $ 156.2 $ 147.7 $ 8.5 5.8%

Operating to Net Income (Second Quarter) 9 $3.0 million decrease in interest expense was primarily due to $2.9 million of interest associated with the 2016 MPSC disallowance along with the debt refinancing of the Pollution Control Revenue Refunding Bonds during the third quarter of 2016. $0.9 million increase in other income due primarily to higher capitalization of allowance for funds used during construction (AFUDC) and a $0.4 million increase of deferred shares held in trust for non-employee directors deferred compensation (which had a corresponding increase to operating, general and administrative expenses). $2.3 million decrease in income tax expense due primarily to lower pre-tax income offset by lower permanent or flow through adjustments. (dollars in millions) Three Months Ended June 30, 2017 2016 Variance Operating Income $ 43.7 $ 63.7 $ (20.0) (31.5%) Interest Expense (23.4) (26.4) 3.0 11.4% Other Income 2.1 1.2 0.9 75.0% Income Before Taxes 22.4 38.5 (16.1) (41.8%) Income Tax Expense (0.6) (2.9) 2.3 79.3% Net Income $ 21.8 $ 35.6 $ (13.8) (38.8%)

Balance Sheet 10 Total company debt to capitalization in line with targeted range of 50% - 55%.

Cash Flow 11 Changes in working capital is largely attributed to the $30.8 million* refund to customers in 2016 associated with the DGGS/FERC ruling . * $27.3 million of deferred revenues plus accrued interest of $3.5 million.

Income Tax Reconciliation (Second Quarter) 12 $2.3 million decrease in income tax expense due primarily to lower pre-tax income offset by lower permanent or flow through adjustments.

Adjusted Earnings (Second Quarter ‘17 vs ’16) 13 The non-GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Summary Financial Results (YTD thru Qtr 2) 14

Weather (YTD thru Qtr 2) 15 Favorable loads from a cold January across our service territory were mostly offset by warmer than normal temps during the remainder of the heating season. Mean Temperature from Normal Montana cities included in the Electric Heating Degree Days calculation are Billings, Bozeman, Butte, Great Falls, Helena, Havre, Lewistown and Missoula. Montana cities included in Natural Gas Heating Degree Days calculation are Billings, Bozeman, Butte, Cut Bank, Great Falls, Helena, Havre, Kalispell, Lewistown and Missoula.

Non-GAAP Adjusted Earnings (YTD ‘17 vs ’16) 16 The non- GAAP measures presented in the table to the right are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Maintaining Full Year Non-GAAP Guidance 17 In order to meet estimated full- year guidance, in the second half (2H) of 2017 we anticipate these improvements over 2H 2016: • Margin improvement more commensurate with Q1 (Q2 is a ‘shoulder’ period), aided by rate relief from Montana natural gas case. • Timing of expenses and appropriate cost controls resulting in flat-to-lower expense. • Timing of property tax expense due to accrual adjustment in Q3 2016 (as a result, $8.8 million of $10 million expected full year increase has been incurred in first half of 2017) The non-GAAP measures presented in the table to the left are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

2017 Earnings Guidance 18 NorthWestern reaffirms 2017 earnings guidance range of $3.30 - $3.50 per diluted share is based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • A consolidated income tax rate of approximately 7% to 11% of pre-tax income; and • Diluted average shares outstanding of approximately 48.6 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted 7-10% total return to our investors through a combination of earnings growth and dividend yield. However in light of recent regulatory headwinds and reduced & delayed generation spending, we anticipate in the near-term to be at the lower end of the 7-10% range. See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP “Adjusted EPS”. $2.60 - $2.75 $3.10 - $3.30 $3. 0-$3.40 $3.30-$3.50

Montana Natural Gas Rate Filing 19 Montana PSC Docket D2016.9.68 Derivation of Rate Increase ($Millions) Revenue Request in Initial Application ..... $10.9 Property Tax (adjustment to actual) ….….. ($2.0) Income Tax correction and other misc. ..... 0.5 Rebuttal Revenue Request …………….. $9.4 1st Stipulation with MCC ROE Reduction (10.35% to 9.55%) ...... (2.6) Deprec. Reserve and other misc. …...... (0.2) 1st Stipulation Revenue Request …...... $6.6 2nd Stipulation with MCC / LCG A&G Concession ………………………. (0.8) 2nd Stipulation Revenue Request …...… $5.7 July 20, 2017 MPSC Work Session Remove A&G Concession ……………… 0.8 Accumulated depletion adjustment ……. (1.4) MPSC Modified Settlement …………..… $5.1* $5.1M 6.96% $430.2M 9.55% 4.47% * Parties will have 10 days from the date of a final order to object.

Montana - Implementation of HB 193

Notice of Commission Action (July, 7 2017 - D2017.5.39)

Three Filing Alternatives Proposed by Commission:

- [x] A tracker that provides for NorthWestern to continue to recover its fixed costs without any update to them, and allows the company to track its variable costs, such as fuel and purchased power costs, with a **sharing mechanism** to adjust the revenue earned with respect to those variable costs.
- [ ] A tracker that provides for NorthWestern to update its fixed costs, including updating the cost-of-service of its power generators and allowing for a reclassification of costs that are currently tracked as variable but which would more appropriately be treated as fixed, together with a tracker, if appropriate, to track volatile costs that are beyond the utility's control and a **sharing mechanism** for the portfolio of costs.
- [ ] A tracker that provides for NorthWestern to project all of its energy supply costs on a multi-year basis, allowing revenues the company collects to track to the projection, with a **sharing mechanism** relative to actual costs, if appropriate.

Procedural Timeline:

Completed July 14, 2017: NWE filing on tariff revision proposal and deadline for intervention.

Completed July 21, 2017: Deadline for comments.

July 28, 2017: Oral Presentation and Argument.

"Shortly thereafter, the Commission will issue a final order on whether to require NorthWestern to submit information [by September 30th] that conforms to the requirements contained in Mont. Admin. R. 38.5.101 through 38.5.195 [minimum filing requirements]."

PCCAM - Power Cost & Credit Adjustment Mechanism (as proposed by NorthWestern)

Power Costs and Credits ($Millions)

	Proposed	Illustrative			
	Baseline	Actual *	Difference	Sharing	Unrecoverable
Power Costs (Fuel, Purchased Power, Transmission, other)	$99.87	$105.00	$5.13		
Power Credits (Power Sales, PTCs, 20% FERC portion of DGGS)	(24.43)	(25.00)	(0.57)		
Category 1: Net Power Costs and Credits	**75.43**	**80.00**	**4.57**	**10%**	**0.46**
Power Costs (Qualified Facilities & Related purchases / sales offset)	55.35	56.00	0.65		
Mont. Public Service Commission / Mont. Consumer Counsel Taxes	0.65	0.65	-		
Category 2: Net Power Costs and Credits	**56.00**	**56.65**	**0.65**	**0%**	**-**
Demand Side Management Program Costs	5.88	6.00	0.12		
Administrative & General Costs (specific to supply activities)	0.38	0.40	0.02		
Category 3: Transitional Recovery Costs	**6.26**	**6.40**	**0.14**	**0%**	**-**
Total Annual Power Cost	**$137.69**	**$143.05**	**$5.36**		**$0.46**

** Illustrative costs used in this hypothetical example to demonstrate sharing mechanism as proposed in the Power Cost and Credit Adjustment Mechanism.*

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21 Other Regulatory Items Regulatory Item Current / Anticipated Action FERC / DGGS: April 2014 order regarding cost allocation at DGGS between retail and wholesale customers that resulted in a $27.3M refund. • FERC denied our request for rehearing and required us to make refunds in June 2016. • We filed a petition for review with the US Circuit Court of Appeals for the District of Columbia Circuit in June 2016. • The matter is fully briefed, and we are waiting for the court to set a date for oral argument. • We do not expect a decision until the fourth quarter of 2017, at the earliest. Colstrip: In May 2016, the MPSC issued a final order disallowing recovery of certain costs included in the electric supply tracker related to a 2013 outage at Colstrip Unit 4. • September 2016 Appeal filed in Montana District Court (Yellowstone) • Briefing concluded in May 2017 • Courts are not obligated to rule within a certain time. Based upon our experience, we believe we are likely to receive an order within the next 12 months. Hydro Compliance Filing: In December 2016, the MPSC issued a final order reducing the annual amount we are allowed to recover in hydro generation rates by approximately $1.2 million and required us to indicate our intentions to file a Montana electric rate case with a 2016 test year. On April 26, 2017, we filed our required annual report with the MPSC regarding 2016 results, which indicates we earned less than our authorized ROE (9.38% normalized vs 10.05% weighted average authorized). At the same time, we also submitted a filing to the MPSC responsive to the hydro compliance order, indicating we do not expect to file an electric rate case in 2017 based on a 2016 test year. However, we do expect to file a general electric rate case in 2018 based on a 2017 test year. The MPSC may require an additional filing that would facilitate their assessment of just and reasonable rates.

22 Property Tax Tracker Rules: In June 2017, the MPSC adopted new rules establishing minimum filing requirements. • Current MT Property tax tracker rules allows recovery of 60 percent of the change in state and local taxes and fees (leaving $30 million unrecovered over last 5 years to be funded by shareholders). • The new rules appear to be based on a narrow interpretation of the enabling statute and suggest that the MPSC will challenge the amount and allocation of these taxes to customers. Under the new rules, we may face obstacles to the same recovery that we now achieve. QF Decision: Under the Public Utility Regulatory Policies Act (PURPA), electric utilities are required, with exceptions, to purchase energy and capacity from independent power producers that are Qualified Facilities (QF). • On July 21, 2017, the MPSC issued a final order in the QF-1 docket. In the order, the MPSC adopted generally lower rates and shortened the maximum contract length for new QFs to 10 years (with a rate adjustment after 5 years). The MPSC also ordered that any future resources, be subject to the same period, saying it “will not initially authorize NorthWestern rate revenue for more than ten years” and “at the end of the ten year period the Commission may provide for subsequent rate revenue based on a consideration of the value of the asset to customers and not necessarily based on the costs of the resource.” We have significant generation capacity deficits and negative reserve margins. In addition to our responsibility to meet peak demand, national reliability standards effective July 2016 require us to have even greater dispatchable generation capacity available. Our 2016 resource plan identified price and reliability risks to our customers of solely relying upon market purchases to address these needs. We are evaluating the impact of the order and have suspended our competitive solicitation process to determine the lowest-cost / least-risk approach for addressing our intermittent capacity and reserve margin needs in Montana. Other Regulatory Items (continued)

Capital Spending Forecast 23 The current estimated cumulative capital spending for 2017 through 2021 is $1.58 billion. Approximately $100 million of this capital spend is earmarked for Montana generation capacity that could be subject to the recent 10 year contract limitations being proposed by the MPSC. We anticipate funding the expenditures with a combination of cash flows, aided by NOLs that are anticipated to be available into 2021, and long-term debt. However, if future regulatory actions cause additional downward pressure on credit ratings or other new investment opportunities arise that are not in the above projections, new equity funding may be necessary. *

Conclusion 24 Pure Electric and Gas Utility Solid Utility Foundation Strong Earnings and Cash Flows Attractive Long Term Growth Prospects Best Practices Corporate Governance

25 Appendix

26 Segment Results (Second Quarter) Appendix

27 Electric Segment (Second Quarter) Appendix

28 Natural Gas Segment (Second Quarter) Appendix

29 Gross Margin (YTD thru Qtr 2) (dollars in millions) Six Months Ended June 30, 2017 2016 Variance Electric $ 344.6 $ 333.9 $ 10.7 3.2% Natural Gas 102.8 94.6 8.2 8.7% Gross Margin $ 447.4 $ 428.5 $ 18.9 4.4% Increase in gross margin due to the following factors: $ 9.5 MPSC 2016 disallowance 7.3 Natural gas retail volumes 7.2 Electric retail volumes 1.2 South Dakota electric rate increase 0.4 Electric QF adjustment 0.2 Electric transmission (14.2) 2016 Lost revenue adjustment mechanism (0.7) Natural gas production 1.3 Other $ 12.2 Change in Gross Margin Impacting Net Income $ 6.3 Property taxes recovered in trackers 0.4 Gas production gathering fees $ 6.7 Change in Gross Margin Offset Within Net Income $ 18.9 Increase in Consolidated Gross Margin Appendix

Operating Expenses (YTD thru Qtr 2) 30 Increase in operating expenses due mainly to the following factors: $3.8 million increase in OG&A $ 2.0 Maintenance costs 1.9 Bad debt expense 1.4 Labor 0.4 Natural gas production gathering expense (1.3) Non-employee directors deferred compensation (1.0) Insurance reserves 0.4 Other $8.8 million increase in property and other taxes due primarily to plant additions and higher estimated property valuations in Montana. $3.2 million increase in depreciation and depletion expense primarily due to plant additions. (dollars in millions) Six Months Ended June 30, 2017 2016 Variance Operating, general & admin. $ 156.2 $ 152.4 $ 3.8 2.5% Property and other taxes 79.4 70.6 8.8 12.5% Depreciation and depletion 83.0 79.8 3.2 4.0% Operating Expenses $ 318.6 $ 302.8 $ 15.8 5.2% Appendix

Operating to Net Income (YTD thru Qtr 2) 31 $4.1 million decrease in interest expense was primarily due to $2.9 million of interest associated with the 2016 MPSC disallowance and debt refinancing of the Pollution Control Revenue Refunding Bonds during the third quarter of 2016. $0.7 million decrease in other income due primarily to $1.3 million decrease in the value of deferred shares held in trust for non-employee directors deferred compensation (which had a corresponding increase to operating, general and administrative expenses). This decrease was partially offset by higher capitalization of AFUDC. $3.7 million increase in income tax expense due primarily to a higher pre-tax income. (dollars in millions) Six Months Ended June 30, 2017 2016 Variance Operating Income $ 128.8 $ 125.7 $ 3.1 2.5% Interest Expense (46.8) (50.9) 4.1 8.1% Other Income 3.6 4.3 (0.7) (16.3%) Income Before Taxes 85.7 79.0 6.7 8.5% Income Tax Expense (7.3) (3.6) (3.7) (102.9%) Net Income $ 78.4 $ 75.4 $ 3.0 4.0% Appendix

Income Tax Reconciliation (YTD thru Qtr 2) 32 Income taxes are higher year-to-date through second quarter 2016 versus the prior year largely due to higher pre-tax income. Appendix

33 Segment Results (YTD thru 2nd Quarter ) Appendix

34 Electric Segment (YTD thru 2nd Quarter) Appendix

35 Natural Gas Segment (YTD thru 2nd Quarter) Appendix

These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non- GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. Non-GAAP Financial Measures 36 Appendix

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